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                                                                    Exhibit 10.4


                                 PROMISSORY NOTE

$1,500,000.00                                                  November 22, 2000


         FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, the undersigned, TRICON HOLDINGS, LLC, a Florida limited liability company (the "MAKER"), promises to pay to the order of PETMED EXPRESS, INC., a Florida corporation (the "HOLDER"), the principal sum of ONE MILLION FIVE HUNDRED THOUSAND and NO/100 DOLLARS ($1,500,000.00) (the "PRINCIPAL"), plus interest (the "INTEREST") on the Principal from time to time remaining unpaid, calculated at the simple rate of six percent (6.0%) per annum, and payable as hereinafter set forth. This Note is made in connection with that certain Subscription Agreement, of even date herewith, by and between the Maker and the Holder, and that certain Escrow Agreement, of even date herewith, by and between the Maker, the Holder and Atlas Pearlman, P.A., as escrow agent.

1. PAYMENTS. The Maker shall pay equal installments of Principal and Interest thereon on each of December 22, 2000; January 21, 2001; and February 20, 2001. All payments hereunder shall be made at the principal place of business of the Holder, or such other place as the Holder may from time to time designate in writing.

2. EVENTS OF DEFAULT. If one or more of the following described events shall have occurred and be continuing, then this Note shall be in default (each, a "DEFAULT"):

         2.1. FAILURE TO PAY. The Maker shall fail to make a payment of Principal or of Interest on this Note on or within fifteen (15) days after the date upon which such payment becomes due; or

         2.2. BANKRUPTCY. The Maker shall be adjudicated as bankrupt or insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or the Maker shall apply for or consent to the appointment of a receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Maker and such appointment shall continue undischarged for a period of thirty
(30) days; or the Maker shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Maker and shall remain undismissed for a period of thirty (30) days; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Maker and such judgment, writ, or similar process shall not be released, vacated or fully bonded within thirty
(30) days after its issue or levy.

3. DEFAULT REMEDIES. Upon the occurrence of a Default, the entire unpaid Principal, together with accrued and unpaid Interest, shall be forthwith due and payable without notice or demand.

4. PREPAYMENT. This Note may be prepaid in whole or in part without penalty. Prepayments shall first be applied against accrued and unpaid Interest hereunder and shall then be applied to the Principal payments hereunder.




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5. LIABILITY. The Maker waives demand, presentment, protest, dishonor and notice of maturity, non-payment or protest and all other requirements to hold the Maker liable.

6. BUSINESS DAYS. If a payment of Principal or Interest on this Note becomes due on a Saturday, Sunday or other legal holiday on which banks in the State of New York are closed, then the due date shall be extended to the next succeeding business day.

7. AMENDMENT; WAIVER. This Note may not be amended, extended, renewed or modified nor shall any waiver of any provision hereof be effective, except by an instrument in writing executed by an the Holder or his authorized representative.

8. ASSIGNMENT. This Note may not be transferred or assigned by the Holder without the consent of the Maker, which consent may be withheld or given in the Maker's absolute discretion.

9. GOVERNING LAW. This Note shall be construed, interpreted, enforced and governed by and in accordance with the laws of the State of Florida (excluding the principles thereof governing conflicts of law), with exclusive jurisdiction and venue in the federal and state courts of Miami-Dade County, Florida.

10. SET-OFF. The Maker shall be entitled, in its discretion and in addition to any other remedies it may have in law or in equity, to set-off against any amounts payable to the Holder hereunder the amount of any obligations of the Holder to the Maker under Section 8 of that certain Subscription Agreement, of even date herewith, by and between the Maker and the Holder, which are not paid by the Holder when due.


                                      THE MAKER:

                                      TRICON HOLDINGS, LLC, a Florida limited
                                      liability company



                                      By: /s/ Kenneth Jacobi
                                          --------------------------------------
                                      Name:  Kenneth Jacobi
                                      Title: Manager




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